Exhibit 4.3

SLM CORPORATION

AND

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

INDENTURE

Dated as of June 17, 2015

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Indenture dated as of June 17, 2015 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Trust Indenture Act of 1939 Section	Indenture Section
310 (a)(1)	7.09
(a)(2)	7.09
(a)(5)	7.09
(b)	7.08 and 7.10
312 (a)	5.01
313 (a)	5.03
(c)	5.03
314 (a)	5.02
(c)(1)	14.06
(c)(2)	14.06
(e)	14.06
315 (a)	7.01
(b)	6.08
(c)	7.01
(d)	7.01
(e)	6.09
316 (a)(1)	6.01 and 6.07
(b)	6.04
(c)	8.02
317 (a)	6.02
(b)	4.04(a)
318 (a)	14.09

i

THIS INDENTURE, dated as of June 17, 2015, is between SLM CORPORATION, a Delaware corporation (the “Company”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (each, a “Security,” and collectively, the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Securities of each series thereof, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Securities” shall have the meaning specified in Section 2.02.

“Agent Members” shall have the meaning specified in Section 2.07(g).

“Applicable Law” shall have the meaning specified in Section 7.02(n).

“Authenticating Agent” shall mean any Person authorized by the Trustee pursuant to Section 7.13 to act on behalf of the Trustee to authenticate Securities.

“Bank Regulatory Authority” means the Board of Governors of the Federal Reserve System of the United States of America, the OCC, the Federal Deposit Insurance Corporation (in each case, or any successor) and any other relevant bank regulatory authority having jurisdiction over the Company, as applicable.

“Beneficial Owner” shall mean a Person who is the beneficial owner of a beneficial interest in a Global Security as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

“Board of Directors” shall mean the Board of Directors of the Company or any Committee of such Board or specified officers and employees of the Company to which the powers of such Board have been lawfully delegated.

“Business Day” shall mean, unless otherwise specified, any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

“Company” shall mean SLM CORPORATION, a Delaware corporation, until any successor corporation or limited liability company shall have become such pursuant to the provisions of Article 11, and thereafter “Company” shall mean such successor, except as otherwise provided in Section 11.02.

“Depositary” shall mean, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as depositary for such Securities as contemplated by Section 2.07.

“Dollar” shall mean the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Global Security” shall mean a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.12 (or such other legend as may be specified for such Securities as contemplated by Section 2.02).

“Indenture” shall mean this instrument as originally executed or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of particular series of Securities established as contemplated hereunder.

“interest,” when used with respect to a non-interest bearing Security, means interest payable after the principal thereof has become due and payable whether at maturity, by declaration of acceleration, by call for redemption, pursuant to a sinking fund, or otherwise.

“mandatory sinking fund payment” shall have the meaning specified in Section 3.01.

“Market Exchange Rate” shall have the meaning set forth in Section 14.08.

“OCC” means the Office of the Comptroller of the Currency within the United States Department of the Treasury.

“Officer” shall mean, unless otherwise specified by a provision of this Indenture or the Trust Indenture Act, as applicable, the Chief Executive Officer, any Executive Vice President, any Senior Vice President or any Vice President, the Corporate Secretary or any Assistant Corporate Secretary of the Company.

“Officer’s Certificate” shall mean a certificate signed by an Officer, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of the Trust Indenture Act or Section 14.06, as applicable.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel, in any case, satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of the Trust Indenture Act or Section 14.06, as applicable.

“optional sinking fund payment” shall have the meaning specified in Section 3.01.

“Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding” shall mean, when used with respect to Securities, subject to the provisions of Section 8.04, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company), or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), in each case pursuant to Section 12.01; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been mailed (or otherwise delivered in accordance with the applicable procedures of the Depositary) as in Article 3 provided, or provision satisfactory to the Trustee shall have been made for mailing (or such other delivery) such notice;

(c) Securities as to which defeasance has been effected pursuant to Section 12.02; and

(d) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.08, unless proof satisfactory to the Trustee is presented that any such Securities are held by persons in whose hands any of such Securities is a valid, binding and legal obligation of the Company.

In determining whether the holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Overdue Rate” shall mean, with respect to each series of Securities, the rate of interest designated as such in the resolution of the Board of Directors or the supplemental indenture, as the case may be, relating to such series as contemplated by Section 2.02, or if no such rate is specified, the rate at which such Securities shall bear interest.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Office of the Trustee,” or other similar term, shall mean the designated office of the Trustee at which any particular time its corporate trust business with respect to this Indenture shall be administered.

“record date” shall have the meaning set forth in Section 2.04.

“Responsible Officer,” when used with respect to the Trustee, shall mean any vice president, any assistant vice president, any assistant treasurer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security” and “Securities” shall have the meanings set forth in the recitals to this Indenture.

“Security Register” shall have the meaning set forth in Section 2.06.

“Security Registrar” shall have the meaning set forth in Section 2.06.

“Securityholder,” “holder of Securities,” or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

“Specified Currency” shall mean the currency in which a Security is denominated, which may include Dollars, any foreign currency or any composite of two or more currencies.

“Subsidiary” shall mean (a) any corporation of which the Company directly or indirectly owns or controls at that time at least a majority of the outstanding Voting Stock or (b) any other Person (other than a corporation) in which the Company directly or indirectly has at least a majority ownership interest and power to direct the policies, management and affairs thereto.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as it was in force at the date of execution of this Indenture (except as provided in Section 10.01(e) and Section 10.03).

“Trustee” shall mean the corporation or association named as Trustee in this Indenture and, subject to the provisions of Article 7, shall also include its successors and assigns as Trustee hereunder. If pursuant to the provisions of this Indenture there shall be at any time more than one Trustee hereunder, the term “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“U.S. Government Obligations” shall mean:

(a) any security which is (i) a direct obligation of the United States of America for the payment of which its full faith and credit is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, is not callable or redeemable at the option of the issuer thereof; and

(b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” of any specified Person as of any date shall mean the capital stock of such Person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person; provided that, for the purposes hereof, capital stock which carries only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

ARTICLE 2

DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01. Forms. (a) The Securities of each series shall be in substantially such form as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as the officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities of such series may be listed, or to conform to usage.

(b) The resolutions adopted by the Board of Directors or one or more indentures supplemental hereto establishing the form and terms of the Securities of any series pursuant to Sections 2.01 and 2.02, respectively, of this Indenture, may provide for issuance of Global Securities. If Securities of a series are so authorized to be issued as Global Securities, any such Global Security may provide that it shall represent that aggregate amount of Securities from time to time endorsed thereon, and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount or changes in the rights of holders of Securities represented thereby, shall be made in such manner and by such person or persons as shall be specified therein.

(c) The Trustee’s Certificate of Authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

Section 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established by or pursuant to a resolution of the Board of Directors or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 2.06, 2.08, 2.09, 3.03, 3.06 or 10.04);

(c) the date or dates on which the principal and premium, if any, of the Securities of such series are payable;

(d) the rate or rates, or the method of determination thereof, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, if other than as set forth in Section 2.04, the record dates for the determination of holders to whom interest is payable;

(e) in addition to the office or agency of the Company in the Borough of Manhattan, The City of New York required to be maintained pursuant to Section 4.02, any other place or places where the principal of, and premium, if any, and any interest on Securities of such series shall be payable;

(f) the Specified Currency of the Securities of such series;

(g) the currency or currencies in which payments on the Securities of such series are payable, if other than the Specified Currency;

(h) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(i) the obligation, if any, of the Company to redeem, purchase or repay Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(j) if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

(k) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(l) if the principal of or interest on the Securities of such series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than the Specified Currency, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m) if the amount of payments of principal of and interest on the Securities of such series may be determined with reference to an index based on a coin or currency other than the Specified Currency, the manner in which such amounts shall be determined;

(n) any addition to, or modification of, any Events of Default set forth in Article 6 with respect to the Securities of such series, and whether any such additional or modified Events of Default shall be subject to covenant defeasance under Section 12.03;

(o) if other than the rate of interest stated in the title of the Securities of such series, the applicable Overdue Rate;

(p) in the case of any series of non-interest bearing Securities, the applicable dates for purposes of Section 5.01(a);

(q) if other than Deutsche Bank National Trust Company is to act as Trustee for the Securities of such series, the name and Principal Office of such Trustee;

(r) if either or both of Sections 12.02 and 12.03 do not apply to any Securities of such series;

(s) if applicable, that any Securities of such series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the name of the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.12 and any circumstances in addition to or in lieu of those set forth in clause (b) of Section 2.06 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(t) any addition to, or modification of, any covenants set forth in Article 4 with respect to the Securities of such series, and whether any such additional or modified covenant shall be subject to covenant defeasance under Section 12.03; and

(u) any other terms of such series.

All Securities of any one series shall be substantially identical except as to denomination, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

Notwithstanding Section 2.02(b) herein and unless otherwise expressly provided with respect to a series of Securities, the Company may, from time to time, without the consent of the Securityholders of Securities of a particular series, reopen such series of Securities and issue additional Securities (“Additional Securities”) of such series having the same ranking and the same interest rate, maturity and other terms as the Securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such Additional Securities, together with the initial Securities of such series, shall constitute a single series of Securities under this Indenture; provided that if the Additional Securities are not fungible for U.S. federal income tax purposes with the initial Securities of such series, the Additional Securities shall be issued under a separate CUSIP number. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the series of Securities of which such Additional Securities would be a part.

Section 2.03. Authentication. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article 2, the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by an authorized officer of the Company. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:

(a) a copy of any resolution or resolutions of the Board of Directors relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

(b) an executed supplemental indenture, if any, relating thereto;

(c) an Officer’s Certificate prepared in accordance with Section 14.06 which shall also state to the best knowledge of the signers of such Certificate that no Event of Default with respect to any series of Securities shall have occurred and be continuing; and

(d) an Opinion of Counsel prepared in accordance with Section 14.06 to the effect

(i) that the form of such Securities has been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(ii) that the terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.02 in conformity with the provisions of this Indenture;

(iii) that the Company has all requisite corporate power and authority to execute and deliver such Securities;

(iv) that the execution and delivery of such Securities by the Company have been duly authorized by all necessary corporate action on the part of the Company;

(v) that such Securities have been duly and validly executed, and when duly authenticated by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

(vi) that the execution and delivery by the Company of such Securities and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate any of the terms, conditions or provisions of the organizational certificate or bylaws of the Company.

The Trustee shall have the right to decline to authenticate and deliver or cause to be authenticated and delivered any Securities under this Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Securityholders.

Section 2.04. Date and Denomination of Securities. The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine.

Every Security shall be dated the date of its authentication.

The person in whose name any Security of a particular series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date for such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names Outstanding Securities of such series are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of such Securities not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. Except as otherwise specified as contemplated by Section 2.02 for Securities of a particular series, the term “record date” as used in this Section 2.04 with respect to any regular interest payment date, shall mean the first day of the calendar month in which such interest payment date occurs if such interest payment date is the fifteenth day of such calendar month, and shall mean the fifteenth day of the calendar month preceding the calendar month in which such interest payment date occurs if such interest payment date is the first day of a calendar month, whether or not such day shall be a Business Day.

Interest on the Securities may at the option of the Company be paid by check mailed to the persons entitled thereto at their respective addresses as such appear on the Security Register.

Section 2.05. Execution of Securities. The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer and Chairman of the Board, its Chief Financial Officer or its Corporate Secretary or Assistant Corporate Secretary. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by the manual signature of an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.06. Exchange and Registration of Transfer of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered, at the option of the holders thereof, either at the office or agency designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive. Each person designated by the Company pursuant to the provisions of Section 4.02 as a person authorized to register and register transfer of the Securities is sometimes herein referred to as a “Security Registrar.”

The Company shall keep, at each such office or agency, a register for each series of Securities issued hereunder (the registers of all Security Registrars, collectively, the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Securities and shall register the transfer of Securities as in this Article 2 provided. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Security Register shall be open for inspection by the Trustee and any Security Registrar other than the Trustee. Upon due presentment for registration or registration of transfer of any Security of any series at any designated office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series for an equal aggregate principal amount. Registration or registration of transfer of any Security by any Security Registrar in the Security Register maintained by such Security Registrar, and delivery of such Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Security. Notwithstanding anything herein to the contrary, there shall only be one Security Register for each series of Securities.

No person shall at any time be designated as or act as a Security Registrar unless such person is at such time empowered under applicable law to act as such under and to the extent required by applicable law and regulations.

All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form and substance satisfactory to the Company and the Trustee duly executed by, the applicable Securityholder or his attorney duly authorized in writing, together with such documentation as may be reasonably required by the Trustee or the Security Registrar.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for the period of 15 days next preceding the selection of Securities of that series to be redeemed and thereafter until the date of the mailing (or other delivery in accordance with the applicable procedures of the Depositary) of a notice of redemption of Securities of that series selected for redemption, or (b) any Securities selected, called or being called for redemption in whole or in part except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

Section 2.07. Global Securities. The provisions of this Section 2.07 shall apply only to Global Securities.

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes under this Indenture.

(b) Notwithstanding any other provision in this Indenture, no Global Security evidencing the Securities of any series may be exchanged in whole or in part for Securities of such series registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary has notified the Company that it is unwilling or unable to continue its services as Depositary for such Global Security and no successor Depositary has been appointed within 90 days after such notice, or (ii) such Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and no successor Depositary has been appointed within 90 days of the Company becoming aware of such failure to be so registered, (iii) the Company determines at any time that the Securities of such series shall no longer be represented by Global Securities, in which case the Company shall inform such Depositary of such determination and participants in such Depositary may elect to withdraw their beneficial interests in the Securities from such Depositary, or (iv) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to such series of Securities, and such exchange is requested by or on behalf of the Depositary in accordance with customary procedures following the request of a Beneficial Owner seeking to exercise or enforce its rights under the Securities of such series.

(c) Subject to Section 2.07(b), any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) Subject to the provisions of Section 2.07(g), the registered Securityholder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

(f) In the event of the occurrence of any of the events specified in Section 2.07(b), (i) the Company shall promptly make available to the Trustee a reasonable supply of such certificated Securities in definitive, fully registered form, without interest coupons, and (ii) the Trustee shall promptly exchange each beneficial interest in the applicable Global Security for one or more certificated Securities in definitive, fully registered form, without interest coupons, in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon such Global Security will be deemed canceled.

(g) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act, shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.08. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (in the case of a mutilated Security) shall, and the Company may in its discretion (in the case of a destroyed, lost or stolen Security), execute and, upon the written request or authorization of any officer of the Company, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Security and the ownership thereof.

Every substituted Security issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.09. Temporary Securities. Pending the preparation of definitive Securities of any series the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed or typewritten). Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities in lieu of which they are issued. Without unreasonable delay, the Company shall execute and deliver to the Trustee definitive Securities of such series, and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

Section 2.10. Cancellation of Securities Paid, etc. All Securities surrendered for the purpose of payment, redemption, repayment, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company, any Security Registrar, any paying agent or any other agent of the Company or of the Trustee, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may dispose of cancelled Securities in accordance with its customary practices and procedures in effect from time to time and, at the written request of the Company, shall deliver confirmation of such cancellation to the Company. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11. Computation of Interest. Except as otherwise specified as contemplated by Section 2.02 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.12. Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 2.02 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form (or such other form as a securities exchange or Depositary may request or require):

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.13. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any changes in the “CUSIP” numbers of any series of Securities.

ARTICLE 3

REDEMPTION OF SECURITIES; SINKING FUNDS

Section 3.01. Applicability of Article. The provisions of this Article 3 shall be applicable, as the case may be, (a) to the Securities of any series which are redeemable before their maturity and (b) to any sinking fund for the retirement of Securities of any series, in either case except as otherwise specified as contemplated by Section 2.02 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.”

Section 3.02. Notice of Redemption; Selection of Securities. In case the Company shall desire to exercise any right to redeem all, or, as the case may be, any part of, the Securities of any series in accordance with their terms, it shall fix a date for redemption and shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register and to the Trustee, except as the supplemental indenture or resolutions adopted by the Board of Directors to establish the terms of any series of Securities may otherwise provide. Such mailing shall be by first class mail (or otherwise delivered). The notice if mailed (or otherwise delivered) in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which the Securities of such series are to be redeemed (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. Where the redemption price is not ascertainable at the time the notice of redemption is given as aforesaid, the Company shall notify the Trustee of said redemption price promptly after the calculation thereof. If less than all the Securities of a series are to be redeemed, the notice of redemption shall specify the number or numbers of the Securities of that series to be redeemed. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of that series in principal amount equal to the unredeemed portion thereof will be issued. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request and with the notice information provided to the Trustee, by the Trustee in the name and at the expense of the Company, and shall be irrevocable; provided that, in the latter case, the Company shall give the Trustee at least ten days’ prior notice of the date of the giving of the notice (unless a shorter notice shall be satisfactory to the Trustee).

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company shall deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, shall segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to redeem on the redemption date all the Securities or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption. The Company shall give the Trustee written notice not less than 35 days (or such shorter period as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Securities of such series to be redeemed, and the Trustee shall select or cause to be selected, in accordance with the customary policies and procedures of the Trustee (or the Depositary, as applicable) from time to time, the Securities of that series or portions thereof to be redeemed. Securities of a series may be redeemed in part only in multiples of the smallest authorized denomination of that series.

Beneficial interests in Securities represented by Global Securities shall be selected for redemption by the Depositary therefor in accordance with its standard procedures. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02 or Section 3.05, the Securities or portions of Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities or portions of such Securities, together with any interest accrued to said date) any interest on the Securities of such series or portions of Securities of such series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to, but excluding, the date fixed for redemption; provided, however, that any regularly scheduled installment of interest becoming due on or prior to the date fixed for redemption shall be payable to holders of such Securities registered as such on the relevant record date according to their terms.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04. Satisfaction of Mandatory Sinking Fund Payments with Securities. In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company, or (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Upon the written direction of the Company, such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.05. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee a certificate signed by the Chief Financial Officer or Controller of the Company specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash (which cash may be deposited with the Trustee or with one or more paying agents, or if the Company is acting as its own paying agent segregated and held in trust as provided in Section 4.04) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.04 (which Securities, if not theretofore delivered, will accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate (or to deliver the Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 3.04 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 or the equivalent amount in the Specified Currency (if other than Dollars) (or a lesser sum if the Company shall so request or determine) with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own paying agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the next sinking fund payment date following the date of such payment) to the redemption of such Securities at the redemption price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee (or by the Company if the Company is acting as its own paying agent) to the redemption of Securities shall be added to the next cash sinking fund payment received by the Trustee (or if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 4.04) for such series and, together with such payment (or such amount so segregated), shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 4.04) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own paying agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of that series at maturity.

The Trustee shall select or cause to be selected the Securities to be redeemed upon such sinking fund payment date in the manner specified in the second to last paragraph of Section 3.02, and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02, except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

On or before each sinking fund payment date, the Company shall pay to the Trustee in cash (or, if the Company is acting as its own paying agent, shall segregate and hold in trust as provided in Section 4.04) a sum equal to any interest accrued to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.05.

Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or mail (or otherwise deliver) any notice of redemption of such Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on such Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Securities, except that if the notice of redemption of any such Securities shall theretofore have been mailed (or otherwise delivered in accordance with the applicable procedures of the Depositary) in accordance with the provisions hereof, the Trustee (or the Company if the Company is acting as its own paying agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article 3. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities; provided, however, that in case such default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section 3.05.

Section 3.06. Repayment at the Option of the Holder. Any series of Securities may be made, by provision contained in or established pursuant to a supplemental indenture or a resolution of the Board of Directors pursuant to Section 2.02 hereof, subject to repayment, in whole or in part, at the option of the holder on a date or dates specified prior to maturity, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of repayment, on such notice as may be required; provided, however, that the holder of a Security may only elect partial repayment in an amount that will result in the portion of such Security that will remain Outstanding after such repayment constituting an authorized denomination, or combination thereof, of such Securities.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Securities of that series at the places, at the respective times and in the manner provided in such Securities.

Section 4.02. Offices for Notices and Payments, etc. As long as any of the Securities of a series remain Outstanding, the Company shall designate and maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities of that series may be presented for payment, an office or agency within or outside the Borough of Manhattan, The City of New York, where the Securities of that series may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency within or outside the Borough of Manhattan, The City of New York, where notices and demands to or upon the Company in respect of the Securities of that series or of this Indenture may be served. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside the Borough of Manhattan, The City of New York, where the Securities of that series may be presented for registration of transfer or for exchange, and the Company may from time to time rescind such designation, as it may deem desirable or expedient. The Company shall give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

The Company hereby initially designates (a) for Securities transfer purposes and for purposes of presentment and surrender of any Securities for final distribution, the office of the Trustee located at DB Services Americas, Inc. MS JCK01-0218, 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Shareholder Services, and (b) for all other purposes, the office of the Trustee located at Deutsche Bank National Trust Company c/o Deutsche Bank Trust Company Americas, 60 Wall Street, 16th floor, mail stop: NYC60-1625, New York, New York 10005 as the office or agency of the Company in the Borough of Manhattan, The City of New York, where the Securities of each series may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities of each series or of this Indenture may be served.

Section 4.03. Appointment to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.10, a successor Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 4.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it shall cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall be due and payable; and

(iii) that at any time during the continuance of any failure by the Company (or by any other obligor on the Securities of such series) specified in the preceding paragraph (ii), such payment agent will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it.

(b) If the Company shall act as its own paying agent with respect to the Securities of any series, it shall, on or before each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, set aside, segregate and hold in trust for the benefit of the holders of such Securities a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and shall promptly notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.05 and 12.06.

(e) Whenever the Company shall have one or more paying agents with respect to the Securities of any series, it shall, prior to each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, deposit with a designated paying agent a sum sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium, if any, or interest, if any, and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee of any failure so to act.

Section 4.05. Statement as to Compliance. The Company shall furnish to the Trustee on or before May 1, in each year (beginning with the first May 1 following the first date of issuance of any Securities under this Indenture) a brief certificate (which need not comply with Section 14.06) from the principal executive, financial or accounting officer of the Company as required by Section 314(a)(4) of the Trust Indenture Act.

Section 4.06. Additional Amounts. If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities and at least 10 days prior to each date of payment of principal of, premium, if any, or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish to the Trustee and the principal paying agent, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such paying agent whether such payment of principal of, premium, if any, or interest on the Securities of that series shall be made to holders of the Securities of that series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding or deduction shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each holder, and the Company shall pay to the Trustee or such paying agent the additional amounts required to be paid by this Section 4.06. The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 4.06.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

ARTICLE 5

SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Securityholder Lists. If and so long as the Trustee shall not be the Security Registrar for the Securities of any series, the Company and any other obligor on the Securities shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date, and on dates to be determined pursuant to Section 2.02 for non-interest bearing Securities in each year, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 5.02. Reports by the Company. The Company covenants to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and reports that are filed by the Company with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the Trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation to determine whether any such reports have been timely filed with the SEC.

Section 5.03. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before March 15 in each year beginning March 15, 2016, as provided in Section 313(c) of the Trust Indenture Act, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto. A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the SEC and with the Company. The Company shall notify the Trustee, in writing, when any Securities are listed on any stock exchange or delisted therefrom.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.01. Events of Default. The term “Event of Default” whenever used herein with respect to Securities of any series means any one of the following events, and such other events as may be established with respect to the Securities of such series as contemplated by Section 2.02 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated in this Indenture or as may be established with respect to such Securities as contemplated by Section 2.02 hereof, as the case may be, unless it is either inapplicable or is specifically deleted or modified in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02:

(a) default in the payment of any installment of interest upon any Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of, or premium, if any, on any Security of such series as and when the same shall become due and payable, whether at maturity or upon acceleration, redemption, required repurchase, by declaration, repayment or otherwise; or

(c) failure on the part of the Company to observe or perform any other of the covenants or agreements on the part of the Company in respect of the Securities of such series contained in this Indenture (other than a covenant or agreement in respect of the Securities of such series a default in whose observance or performance is elsewhere in this Section 6.01 specifically dealt with), and continuance of such failure for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series at the time Outstanding; or

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days, or an order or decree or other action approving or ordering any of the foregoing shall be entered, including by any Bank Regulatory Authority;

(e) the Company shall:

(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; or

(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.01(d); or

(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets; or

(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or

(v) make a general assignment for the benefit of creditors; or

(vi) take any action for the purpose of effecting any of the foregoing; or

(vii) admit in writing its inability to pay its debts as they become due; or

(f) any other Event of Default provided in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02.

If an Event of Default as contemplated by Sections 6.01(d) or 6.01(e) occurs, the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portions of the principal amount as may be specified in the terms of such series) with respect to Securities of all series at the time Outstanding will become due and payable immediately, without further action or notice on the part of the Securityholders or the Trustee. If any other Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders of such series), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of the Securities of any series shall have been so declared or otherwise become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Securities of such series and the principal of, and premium, if any, on any and all Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the Overdue Rate applicable to such series, to the date of such payment or deposit), (ii) the Company shall pay or deposit with the Trustee a sum sufficient to pay all amounts payable to the Trustee pursuant to the provisions of Section 7.06, and (iii) any and all defaults under this Indenture with respect to such series of Securities, other than the nonpayment of principal of and accrued interest on Securities of such series which shall have become due solely by acceleration, shall have been remedied, cured or waived or provision shall have been made therefor to the satisfaction of the Trustee, then and in every such case, the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration or acceleration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceeding shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02. Payment of Securities on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any Security of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, (b) in case default shall be made in the payment of the principal of, or premium, if any, on any Security of any series as and when the same shall become due and payable, whether at maturity of the Securities of that series or upon redemption or by declaration, repayment or otherwise or (c) in case of default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due by the terms of the Securities of any series, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the holder of any such Security (or holders of any series of Securities in the case of clause (c) above) the whole amount that then shall have become due and payable on any such Security (or Securities of any such series in the case of clause (c) above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate applicable to any such Security (or Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of any express trust, shall be entitled (but shall have no obligation to) and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or any other obligor on such Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy, for the insolvency or for the reorganization of the Company or any other obligor on the Securities of any series under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or in case a receiver or trustee (or other similar official) shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor on the Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 6.01), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of any series and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders of any series allowed in such judicial proceedings relative to the Company or any other obligor on the Securities of any series, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution; and any receiver, assignee or trustee (or other similar official) in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee costs and expenses of collection and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Securities of any series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken. In any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities to which such proceedings relate, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article 6 and, if an Event of Default has occurred and is continuing, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities in respect of which moneys have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee pursuant to the provisions of Section 7.06;

SECOND: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall not have become due (at maturity, upon redemption, by declaration, repayment or otherwise) and be unpaid, to the payment of interest, if any, on such Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the Overdue Rate applicable to such Securities, such payments to be made ratably to the person entitled thereto;

THIRD: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall have become due (at maturity, upon redemption, by declaration, repayment or otherwise), to the payment of the whole amount then owing and unpaid upon such Securities for principal, premium, if any, and interest, if any, with interest on the overdue principal, and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any (to the extent that payment of such interest is enforceable under applicable law), at the Overdue Rate applicable to such Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Securities, then to the payment of such principal, premium, if any, and interest, if any, without preference or priority of principal, and premium, if any, over interest, if any, or of interest, if any, over principal, and premium, if any, or of any installment of interest, if any, over any other installment of interest, if any, or of any such Security over any other such Security, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest, if any; and

FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 6.04. Proceedings by Securityholders. No holder of any Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee (or other similar official), or for any other remedy hereunder, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Securities of such series and of the continuance thereof, as hereinbefore provided, (b) the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (c) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall not have received from the holders of a majority in principal amount of the Securities of such series then Outstanding a direction inconsistent with that request, and shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities of such series, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the matter herein provided and for the equal, ratable and common benefit of all holders of Securities of such series.

Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of, premium, if any, and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or upon redemption, by declaration, repayment or otherwise, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, and no provision of the Securities of any series or of this Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on the Securities of such series at the respective places, at the respective times, at the respective rates and in the coin or currency, therein and herein prescribed.

Section 6.05. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the Securityholders of any series shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of such Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the

Trustee or of any holder of any such Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Securityholders of any series may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders of such series.

Section 6.07. Direction of Proceedings and Waiver of Defaults by Securityholders. (a) The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability.

(b) Prior to any acceleration or declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may, on behalf of the holders of all of the Securities of such series, waive any past default or Event of Default with respect to such series and its consequences, except a default in the payment of interest, if any, on, or the principal of or premium, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series, or in respect of a covenant or provision hereof which under Section 10.02 cannot be modified or amended without the consent of the holder of each Security affected. Upon any such waiver, the Company, the Trustee and the holders of the Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07(b), said default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 6.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, mail to all holders of Securities of such series, as the names and addresses of such holders appear upon the Security Register, notice of all defaults with respect to such series known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term “defaults” for the purpose of this Section 6.08 being hereby defined to be the events specified in Section 6.01 or established with respect to such Securities as contemplated by Section 2.02, not including the periods of grace, if any, provided for therein or established with respect to such Securities as contemplated by Section 2.02, and irrespective of the giving of the notices, if any, provided for therein or established with respect to such Securities as contemplated by Section 2.02); provided, however, that except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of Securities of such series.

Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, omitted or suffered by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.09 shall not apply (a) to any suit instituted by the Trustee, (b) to any suit instituted by any Securityholder of any series or group of such Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of such series or (c) to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Security (i) on or after the due date expressed in such Security, (ii) on or after the date fixed for redemption or repayment or (iii) after such Security shall have become due by declaration.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. With respect to the holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of a series shall be determined solely by the express provisions of this Indenture, and the Trustee shall take such action with respect to this Indenture as it shall be directed pursuant to this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and as specifically directed under this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken, omitted or suffered to be taken by it in good faith in accordance with the direction of the holders of Securities of any series pursuant to Section 6.07 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Securities of such series; and

(d) none of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The provisions of this Section 7.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 7.02. Reliance on Documents, Opinions, etc. In furtherance of and subject to the Trust Indenture Act, and subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by an Officer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary, an Assistant Secretary or an Attesting Secretary of the Company;

(c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Securities of any series affected then Outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expenses of such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any default hereunder or Event of Default, unless a Responsible Officer of the Trustee has actual knowledge thereof, or unless written notice of such a default or Event of Default is received by the Trustee at the Principal Office of the Trustee and such notice references the Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(m) neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee’s negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Trustee for any action taken or omitted under this Indenture except to the extent caused by the Trustee’s negligence or willful misconduct; and

(n) in order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law,” for example Section 326 of the USA PATRIOT Act of the United States), the Trustee and its agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and its agents. Accordingly, each of the parties agree to provide to the Trustee and its agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and its agents to comply with Applicable Law.

Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities shall be taken as the statements of the Company (except in the Trustee’s certificates of authentication), and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, provided that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 7.04. Ownership of Securities. The Trustee and any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or such agent.

Section 7.05. Moneys to be Held in Trust. Subject to the provisions of Sections 4.04, 12.05 and 12.06, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by an Officer.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or wilful misconduct. The Company also covenants to indemnify the Trustee and its officers, directors, employees, representatives and agents for, and to hold it and its officers, directors, employees, representatives and agents harmless against, any losses, liabilities, claims, expenses, obligations, damages, injuries, penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s and agent’s fees and expenses) of whatever kind or nature, incurred without negligence, wilful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 7.07. Officer’s Certificate as Evidence. Subject to the provisions of Sections 7.01 and 7.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Disqualification: Conflicting Interests for the Trustee. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal or State authority and (c) shall have at all times a combined capital and surplus of not less than $10,000,000. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon this Indenture of any Securities or person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

The provisions of this Section 7.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 7.10. Resignation or Removal of Trustee. (a) The Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice of such resignation to the holders of the applicable series of Securities at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee or Trustees with respect to the applicable series by written instrument, in duplicate, executed in the name of and on behalf of the Company by a duly authorized officer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee, which instrument shall release the resigning Trustee from its obligations hereunder. If no successor Trustee shall have been so appointed with respect to any series and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and Section 310(a) of the Trust Indenture Act with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to such series and appoint a successor Trustee with respect to such series by written instrument, in duplicate, executed in the name of and on behalf of the Company by a duly authorized officer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 6.09, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series.

(c) The holders of a majority in aggregate principal amount of the Securities of one or more series (each series voting as a class) or all series at the time Outstanding may remove the Trustee with respect to the applicable series or all series, as the case may be, and appoint with respect to the applicable series or all series, as the case may be, a successor Trustee by written notice of such action to the Company, the Trustee and the successor Trustee.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor Trustee with respect to such series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 7.11 and payment of all fees, expenses and indemnity amounts owed to the outgoing Trustee.

(e) No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.10, the Company’s obligations under Section 7.06 shall continue for the benefit of the outgoing Trustee.

Section 7.11. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to any or all applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment (or due provision therefor) of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

No successor Trustee with respect to a series of Securities shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Trustee shall, with respect to such series, be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor Trustee with respect to any series as provided in this Section 7.11, the Company shall give notice thereof to the holders of Securities of each series affected, by mailing such notice to such holders at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten days after the acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

Section 7.12. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto unless required by law, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trust created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor Trustee, and deliver such Security so authenticated; and in case at that time any of such Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of such successor to the Trustee or, if such successor to the Trustee is a successor by merger, conversion or consolidation, the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in such Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.13. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, or partial conversion or partial redemption or pursuant to Section 2.08, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.13, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.13, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.13.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section 7.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.13, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Securityholders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.13.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.13.

If an appointment is made pursuant to this Section 7.13, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

Dated:

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

AUTHENTICATING AGENT, As Authenticating Agent

By:
Authorized Signatory

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

Section 8.01. Action of Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such Securityholders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

Section 8.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 7.01, 7.02 and 9.06, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The ownership of Securities shall be proved by the Security Register.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 9.07.

The Company may set a record date for purposes of determining the identity of Securityholders of Securities of any series entitled to vote or consent to or revoke any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Securities of any series, only Securityholders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name any Security shall be registered upon the books of the Company to be, and may treat him as, the owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.04) interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

No Beneficial Owner of a beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04. Company-Owned Securities Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders of such Security, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

ARTICLE 9

SECURITYHOLDERS’ MEETINGS

Section 9.01. Purposes of Meetings. A meeting of holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the holders of Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of each series affected at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 10 nor more than 90 days prior to the date fixed for the meeting.

Section 9.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then Outstanding of any series that may be affected by the action proposed to be taken at the meeting, shall have requested the Trustee to call a meeting of the holders of Securities of all series that may be so affected, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders, in the amount specified above, may determine the time and the place in said Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities with respect to which such meeting is being held or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more such Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Quorum; Adjourned Meetings. The Persons entitled to vote a majority in aggregate principal amount of the Securities of the relevant series at the time Outstanding shall constitute a quorum for the transaction of all business specified in Section 9.01. No business shall be transacted in the absence of a quorum (determined as provided in this Section 9.05). In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities (as provided in Section 9.03), be dissolved. In any other case the meeting shall be adjourned for a period of not less than ten days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.02, except that such notice must be mailed not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Subject to the foregoing, at the second reconvening of any meeting adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Securities of the relevant series then Outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities of the relevant series then Outstanding which shall constitute a quorum.

At a meeting or any adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso in Section 10.02) shall be effectively passed and decided if passed or decided by the Persons entitled to vote the lesser of (a) a majority in aggregate principal amount of the Securities of the relevant series then Outstanding and (b) 75% in aggregate principal amount of the Securities represented and voting at the meeting.

Any holder of a Security who has executed in person or by proxy and delivered to the Trustee an instrument in writing complying with the provisions of Article 8 shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such holder of a Security shall be considered as present or voting only with respect to the matters covered by such instrument in writing.

Section 9.06. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the Securityholder and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders, as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 8.04, at any meeting each Securityholder with respect to which such meeting is being held or proxy shall be entitled to vote the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.01) of such Securities held or represented by such holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of such Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other such Securityholders. Any meeting of holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Sections 9.02 or 9.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.07. Voting. The vote upon any resolution submitted to any meeting of holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders of Securities or of their representatives by proxy and the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.01) and number or numbers of such Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Securities (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding” in Section 1.01) voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.08. No Delay of Rights by Meeting. Nothing in this Article 9 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of any or all such series under any of the provisions of this Indenture or of the Securities.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures without Consent of Securityholders. The Company and the Trustee may from time to time and at any time, without the consent of the holders of the Securities of any series, enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another corporation or limited liability company to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 11 hereof, or to evidence the assumption by a corporation, as a co-obligor under this Indenture and the Securities, of the covenants, agreements and obligations of the Company pursuant to Article 11;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included for the benefit of such series) as the Board of Directors of the Company shall consider to be for the protection of the holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c) to establish the forms or terms of Securities of any series as permitted by Sections 2.01 and 2.02;

(d) to cure any ambiguity, to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to create such other provisions in regard to matters or questions arising under this Indenture or indentures supplemental hereto that do not, or otherwise amend or supplement this Indenture or indentures supplemental hereto in a manner that does not, adversely affect the interests of the Securityholders of any Securities of such series in any material respect; provided that any amendment made solely to conform the provisions of this Indenture to the description of the Securities contained in the prospectus or other offering document pursuant to which such Securities were sold will not be deemed to adversely affect the interests of the holders of the Securities;

(e) to modify or amend this Indenture to permit the qualification of this Indenture or any indentures supplemental hereto under the Trust Indenture Act as then in effect;

(f) to conform the text of this Indenture, any indenture supplemental hereto, or the terms of any series of debt securities to any provision of the “Description of Debt Securities” in the prospectus contained in the Company’s Registration Statement on Form S-3 filed with the SEC on June 17, 2015 or the “Description of Notes” in any related prospectus supplement thereto;

(g) to provide for the issuance of Additional Securities of any series of Securities;

(h) to provide for the exchange of any Securities in global form represented by one or more Global Securities for Securities of the same series issued under this Indenture in definitive certificated form in the circumstances permitted by the terms of this Indenture and such Securities, and to make all appropriate changes to this Indenture for such purpose;

(i) to add to, change or eliminate any of the provisions contained herein or in any indentures supplemental hereto in respect of one or more series of Securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any Security of any series created prior to the execution of such supplemental indenture, or (ii) shall become effective only when no Securities of any series created prior to the execution of such supplemental indenture are Outstanding;

(j) to add guarantees with respect to the Securities of any series or to secure the Securities of any series; and

(k) to evidence and provide for the acceptance of appointment hereunder by a successor or separate trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.11 or pursuant to Section 2.02(q).

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Sections 8.01 and 8.02) of the holders of not less than a majority in aggregate principal amount of the Securities of all such series affected by such supplemental indenture at the time Outstanding, voting as a single class, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Securities or each such series; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Security so affected:

(a) change the stated maturity of principal of, or any installment of principal of or interest on, any Security;

(b) reduce the rate of or extend the time of payment of interest, if any, on any Security, or alter the manner of calculation of interest payable on any Security (except as part of any remarketing of the Securities of any series) or any interest rate reset with respect to the Securities of any series, in each case in accordance with the terms of the Securities of such series);

(c) reduce the principal amount or premium, if any, on any Security;

(d) make the principal amount or premium, if any, or interest on any Security, payable in any coin or currency other than that provided in any Security;

(e) reduce the percentage in principal amount of Securities of any series, the holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default pursuant to Section 6.07(b);

(f) change any place of payment where the Securities of any series or interest thereon is payable;

(g) modify the interest rate reset provision of any Security;

(h) impair the right of any holder of a Security to (i) receive payment of the principal of, or premium, if any, or interest on any Security on or after the respective due dates for such principal, premium or interest, or (ii) institute suit for the enforcement of any such payment;

(i) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any Security; or

(j) modify any provision of Section 6.07(b) or this Section 10.02 (except to increase the percentage in principal amount of Securities whose holders must consent to an amendment, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Security affected by the modification or waiver).

Notwithstanding the foregoing, holders of the Securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the Securities of such series, and the holders of other series of Securities shall not have any voting rights with respect to such matters as they relate to the Securities of such series.

Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors authorizing the execution and delivery of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders (evidenced as provided in Sections 8.01 and 8.02), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this

Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of the Securities of the applicable series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10.

ARTICLE 11

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 11.01. Company May Not Consolidate, etc. The Company covenants that it will not, in a single transaction or through a series of related transactions, (i) merge or consolidate with any other Person, nor (ii) sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any other Person (other than a Subsidiary), in each case unless:

(a) Either (i) the Company shall be the continuing Person or (ii) if the Company is not the continuing Person, then the successor Person formed by such consolidation or into which we are merged or the person to which substantially all of our assets are so transferred or otherwise disposed (if other than the Company) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company under this Indenture and each series of Securities by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person; provided that, in the event that such successor Person is not a corporation, another Person that is a corporation shall expressly assume, as co-obligor with such successor Person, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this

Indenture to be performed by the Company under this Indenture and each series of Securities by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such other Person;

(b) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, the Company or such successor Person shall not be in default in the performance of any such covenant or condition, and no Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and supplemental indenture (if any) comply with this Indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor Person, the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this Section 11.01 shall not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to the Company’s securitization entities in connection with its securitization facilities.

Section 11.02. Successor Person to be Substituted. In case of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall be relieved of any further obligation under this Indenture and under the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of SLM CORPORATION, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by an officer of the Company to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such merger, consolidation, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 11.03. Documents to be Given Trustee. The Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 12.01. Discharge of Indenture. With respect to any series of Securities:

(a) if either:

(i) the Company shall deliver to the Trustee for cancellation all Securities of such series theretofore authenticated and not theretofore cancelled (other than (A) any Securities of such series which shall have been destroyed, lost or stolen or in lieu of or in substitution for which other Securities of such series shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.08 or (B) Securities of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.06); or

(ii) all the Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall have deposited with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation (other than any (A) Securities of such series which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities of such series shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.08 or (B) Securities of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.06), including principal, premium, if any, and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

(b) if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company,

then this Indenture shall cease to be of further effect with respect to such series of Securities (except as to (A) rights of registration of transfer and exchange of Securities, (B) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (C) rights of holders to receive payments of principal thereof and interest thereon, and remaining rights of the holders to receive mandatory sinking fund payments, if any, (D) the rights, obligations and immunities of the Trustee hereunder and (E) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the

Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent to such satisfaction and discharge have been satisfied and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture, any documents related hereto, or the Securities.

Section 12.02. Legal Defeasance. Following the deposit referred to in clause (a) of this Section 12.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Securities of the series with respect to which such deposit shall have been made and this Indenture with respect to such Securities, other than (i) the rights of the Securityholders of Outstanding Securities of such series to receive, solely from the trust fund described in such clause (a), payments in respect of the principal of and interest on such securities when such payments are due and (ii) its obligations in Article 2 and Sections 4.02, 7.06, 7.10, 12.06 and 12.07, provided that each of the following conditions have been satisfied:

(a) the Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Securityholders of such series, money in an amount sufficient, or U.S. Government Obligations the scheduled payments of principal of and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and interest, if any, on the Securities of such series to maturity or redemption, as the case may be; provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee;

(b) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c) the Company has delivered to the Trustee either (i) a ruling received from the Internal Revenue Service to the effect that the holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (ii) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (i); and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Following the deposit referred to in clause (a) of Section 12.02, the Trustee, upon the request and at the cost and expense of the Company, will acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and this Indenture with respect to such series except for the surviving obligations specified above.

Section 12.03. Covenant Defeasance. Following the deposit referred to in clause (a) of this Section 12.03 with respect to the Securities of a series, (i) the Company’s obligations pursuant to each of Section 5.02, Article 11 and any other covenants for such series of Securities established as contemplated by Section 2.02(t) and expressed to be subject to covenant defeasance pursuant to this Section 12.03, will terminate, and (ii) each of Section 6.01(c) (solely to the extent relating to the covenants described in clause (i) of this Section 12.03) and any other Event of Default or Events of Default established as contemplated by Section 6.01(f) and expressed to be subject to covenant defeasance pursuant to this Section 12.03, will no longer constitute Events of Default with respect to the Securities of such series, provided the following conditions have been satisfied:

(a) the Company has complied with Sections 12.02(a), 12.02(b) and 12.02(d); and

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case, which Opinion of Counsel is based upon a change in the applicable federal tax law since the date of this Indenture as originally executed and (ii) all conditions precedent provided for herein relating to the defeasance have been complied with.

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 12.04. Deposited Moneys to be Held in Trust by Trustee; Miscellaneous Provisions. All moneys and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to the provisions of, Section 12.02 or 12.03 shall be held in trust and applied by it to the payment of all sums due and to become due thereon for principal, premium, if any, and interest, if any, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the Securities of the applicable series for payment or redemption of which such moneys or U.S. Government Obligations have been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.01 or 12.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Securities of the applicable series.

Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company any money or U.S. Government Obligations held by it as provided in Section 12.01 or 12.03 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the legal defeasance or covenant defeasance, as the case may be, with respect to such Securities.

Section 12.05. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 12.06. Return of Unclaimed Moneys. Any moneys and U.S. Government Obligations deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest, if any, on Securities of any series and not applied but remaining unclaimed by the holders of Securities of such series for two years after the date upon which the principal of, premium, if any, or interest, if any, on the Securities of such series, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand; and the holders of any Securities of such series shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Trustee with respect to such money shall thereupon cease.

Section 12.07. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 12.01, 12.02 or 12.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or interest, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE 14

MISCELLANEOUS PROVISIONS

Section 14.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 14.02. Official Acts by Successor Person. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 14.03. Addresses for Notices, Notice to Holders, Waiver. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to SLM CORPORATION, 300 Continental Drive, Newark, Delaware 19713, Attn: Treasurer. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Principal Office of the Trustee, addressed to the attention of its corporate trust office at Deutsche Bank National Trust Company, 100 Plaza One, MS JCY03-0699, Jersey City, NJ 07311-3901, Attention: Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities – SLM Corporation.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Where this Indenture provides for notice of holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 14.04. Governing Law. THIS INDENTURE AND EACH SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR ANY SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto may be brought in, courts located within the City and State of New York. The Company waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Trustee to the effect that said opinion is final and nonappealeable. The Trustee shall act on such court order and legal opinions without further question.

Section 14.05. Wavier of Trial by Jury. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A SECURITY, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.06. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 14.07. Legal Holidays. Except as otherwise provided in any Security, in any case where the date of maturity of interest, if any, on or principal of, or premium, if any, on the Securities or the date fixed for redemption or repayment of any Security will be a date that is not a Business Day, then payment of such interest, if any, on or principal of or premium, if any, on the Securities need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or a date fixed for redemption or repayment, and no interest shall accrue for the period from and after such date.

Section 14.08. Securities in a Specified Currency other than Dollars. Unless otherwise specified as contemplated by Section 2.02 with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding any Securities of any series which are denominated in a Specified Currency other than Dollars, then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount of such Specified Currency at the Market Exchange Rate. “Market Exchange Rate” shall mean, with respect to a Specified Currency, the noon Dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such Specified Currency, the Company shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or such other quotations as the Company shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a Specified Currency other than Dollars in connection with any action taken by holders of Securities pursuant to the terms of this Indenture, including, without limitation, any determination contemplated in Sections 6.01(c).

All decisions and determination of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Securityholders.

Section 14.09. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 14.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Signatures delivered by facsimile or in portable document format (.pdf) by email shall be deemed to be originals for all purposes hereunder.

Section 14.12. Separability; Benefits. In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first written above.

SLM CORPORATION

By:	/s/ Steven J. McGarry
Name:	Steven J. McGarry
Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Michele H. Y. Voon
Name:	Michele H. Y. Voon
Title:	Vice President

By:	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Vice President

[Signature Page to Indenture]